SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2003

INTERSIL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

675 Trade Zone Boulevard, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

(408) 945-1323

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

On August 28, 2003, Intersil Corporation, a Delaware corporation (“Intersil” or “the Company”), completed the sale of its Wireless Networking product group to GlobespanVirata, Inc., a Delaware corporation (“GlobespanVirata”), in accordance with the terms of the Asset Purchase Agreement between Intersil and GlobespanVirata dated July 15, 2003. Pursuant to the Asset Purchase Agreement, GlobespanVirata agreed to pay Intersil $250,000,000 and 15,462,185 shares of GlobespanVirata common stock. A copy of the press release issued by Intersil announcing the completion of this transaction is filed as an exhibit hereto, and is hereby incorporated by reference.

ITEM 7. Financial Statements and Exhibits

(a)        Financial Statements of business acquired.

Not Applicable.

(b)        Pro forma financial information.

The required pro forma financial information is filed herein.

(c)        Exhibits.

2.01     Asset Purchase Agreement between Intersil Corporation and GlobespanVirata, Inc.,

dated July 15, 2003.

99.01   Press release issued by Intersil Corporation on August 28, 2003.

Intersil Corporation

Pro Forma Financial Information

The following unaudited pro forma consolidated financial information for the Company gives effect to the August 28, 2003 sale of substantially all of the assets of the Wireless Networking product group to GlobespanVirata. The accounts receivable and accounts payable of the product group incurred prior to the acquisition were not sold, and accordingly no adjustments have been made for these items. The unaudited pro forma consolidated balance sheet as of July 4, 2003 is presented as if the transaction had occurred as of that date. The unaudited pro forma consolidated statements of operations for the 53 weeks ended January 3, 2003 and the 26 weeks ended July 4, 2003 are presented as if the transaction had occurred at the beginning of the earliest period presented (i.e. December 29, 2001, the first day of Intersil’s fiscal year). The pro forma consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the period ended January 3, 2003 and the unaudited consolidated financial statements and notes thereto included in the Company’s Quarterly Reports on Form 10Q for the periods ended April 4, 2003 and July 4, 2003. The pro forma information may not necessarily be indicative of what the Company’s results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

Intersil Corporation

Pro Forma Condensed Consolidated Balance Sheet – Unaudited

July 4, 2003

($ in thousands)

		(1)
	Intersil	Pro Forma		(1)
	as Reported	Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$532,598	$250,000		$782,598
Short-term investments	19,994	—		19,994
Trade receivables, net	97,217	—		97,217
Inventories, net	70,470	—		70,470
Prepaid expenses and other current assets	8,907	—		8,907
Assets held for sale	254,016	(254,016)		—
Deferred income taxes	39,852	—		39,852

Total Current Assets	1,023,054	(4,016)		1,019,038
Other Assets
Property, plant and equipment, net	159,258	(238	)(5)	159,020
Goodwill, net	1,059,514	—		1,059,514
Intangibles, net	47,797	—		47,797
Investments	106,676	114,796	(5)	221,472
Deferred income taxes	880	—		880
Related party notes	1,000	—		1,000
Other	9,502	—		9,502

Total Other Assets	1,384,627	114,558		1,499,185

Total Assets	$2,407,681	110,542		2,518,223

Liabilities and Shareholders’ Equity
Current Liabilities
Trade payables	$43,699	$—		$43,699
Retirement plan accruals	6,690	185	(4)	6,875
Accrued compensation	19,860	2,096	(4)	21,956
Accrued interest and sundry taxes	4,818	—		4,818
Deferred margin	12,967	—		12,967
Exit costs	1,297	—		1,297
Restructuring costs	5,777	—		5,777
Other accrued items	20,889	32,750	(3)	53,639
Sales reserves	3,896	295	(4)	4,191
Liabilities held-for-sale	25,174	(25,174)		—
Income taxes payable	36,843	12,525	(4)	49,368

Total Current Liabilities	181,910	22,677		204,587
Shareholders’ Equity
Common stock	1,370	—		1,370
Additional paid-in capital	2,224,428	11,762	(2)	2,236,190
Retained earnings	12,176	76,103	(6)	88,279
Unearned compensation	(14,003)	—		(14,003)
Accumulated other comprehensive income	1,800	—		1,800

Total Shareholders’ Equity	2,225,771	87,865		2,313,636

Total Liabilities and Shareholders’ Equity	$2,407,681	110,542		2,518,223

Intersil Corporation

Pro Forma Condensed Consolidated Statement of Operations – Unaudited

For the 12 Months Ended January 3, 2003

($ in thousands, except share and per share amounts)

	Intersil as Reported	(1) Pro Forma Adjustments	(1) Pro Forma
Product Sales	$649,718	$(230,159)	$419,559
Cost of product sales	312,624	$(114,474)	198,150
Research and development	131,044	(53,100)	77,944
Selling, general and administrative	111,728	(22,130)	89,598
Amortization of intangibles and unearned compensation	24,611	(3,325)	21,286
In-process research and development	53,816	—	53,816
Impairment of long-lived assets	6,159	(250)	5,909
Restructuring	5,324	(580)	4,744

Operating income (loss)	4,412	(36,300)	(31,888)
Interest, net	(11,268)	—	(11,268)
Gain (loss) on investments	(1,736)	3,000	1,264

Income (loss) before income taxes	13,944	(33,300)	(19,356)
Income taxes	18,914	(9,512)	9,402

Net loss	$(4,970)	(23,788)	(28,758)

Net income per common share:
Basic	$(0.04)	$(0.19)	$(0.23)

Diluted	$(0.04)	$(0.19)	$(0.23)

Weighted average common shares outstanding (in millions):
Basic	125.6	125.6	125.6

Diluted	125.6	125.6	125.6

Intersil Corporation

Pro Forma Condensed Consolidated Statement of Operations – Unaudited

For the 6 Months Ended July 4, 2003

($ in thousands, except share and per share amounts)

	Intersil as Reported	(1) Pro Forma Adjustments	(1) Pro Forma
Product sales	$241,090	$—	$241,090
Cost of product sales	104,304	—	104,304
Research and development	43,875	—	43,875
Selling, general and administrative	44,655	—	44,655
Amortization of purchased intangibles and unearned stock based compensation	10,855	—	10,855
Restructuring	1,418	—	1,418

Operating income	35,983	—	35,983
Gain on investments	592	—	592
Interest, net	(4,171)	—	(4,171)
Gain on sale of certain operations disposed of during 2001	1,428	—	1,428

Income from before income taxes	42,174	—	42,174
Income taxes	10,394	—	10,394

Net income	31,780	—	31,780

Net income per common share:
Basic	$0.09	$0.14	$0.23

Diluted	$0.09	$0.13	$0.22

Weighted average common shares outstanding (in millions):
Basic	136.9	136.9	136.9

Diluted	141.0	141.0	141.0

Intersil Corporation

Notes to Pro Forma Condensed Consolidated Financial Statements

Note 1—These unaudited pro forma financial statements present results of operations as if the sale of the Wireless Networking product group occurred as of December 29, 2001 (the first day of Intersil’s fiscal year) and present financial position as if the sale occurred on July 4, 2003. The pro forma adjustments include the elimination of the operating results of the Wireless Networking product group for the periods presented, as well as additional adjustments described below. The proceeds from the acquisition consisted of $250.0 million in cash and $114.4 million in GlobespanVirata common stock.

Note 2—In connection with the sale of the Wireless Networking product group, Intersil accelerated and changed the expiration date of options belonging to certain employees within the product group. In accordance with the Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”, Intersil would record a charge of approximately $11.8 million with the offset being included as additional paid-in-capital.

Note 3— In connection with the sale, Intersil recorded $19.0 million in accruals related to legal costs associated with patent infringement suits for which Intersil has indemnified GlobespanVirata. Intersil also recorded liabilities of $13.2 million for certain costs related to the transaction, including legal fees, investment banking fees, audit fees, and other costs. Additionally, approximately $0.5 million of accrued liabilities originally designated as “held-for-sale” were reclassified into Intersil’s balance sheet as those liabilities were no longer deemed to be “held-for-sale” per the final asset purchase agreement.

Note 4—Approximately $0.2 million of retirement plan accruals originally designated as “held-for-sale” were reclassified into Intersil’s balance sheet as those liabilities were no longer deemed to be “held-for-sale” per the final asset purchase agreement. Similarly, $2.1 million and $0.3 million of accrued compensation liabilities and sales reserve liabilities, respectively, were reclassified into Intersil’s balance sheet, as those liabilities were no longer deemed to be “held-for-sale” per the final asset purchase agreement. Also, $12.5 million of deferred tax liabilities, which originally were classified as “held-for-sale” as they related to sale, were reclassified into income taxes payable upon the closing of the deal in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.”

Note 5—Intersil received approximately $114.4 million in GlobespanVirata common stock as a portion of the transactions proceeds. Additionally, investments of $0.4 million originally designated as “held-for-sale” were reclassified into Intersil’s balance sheet as those assets were no longer deemed to be “held-for-sale” per the final asset purchase agreement. Additionally, $0.2 million of property, plant and equipment that was originally not deemed “held-for-sale” was removed from the Intersil balance sheet as these assets were included in the final asset purchase agreement.

Note 6—The pro forma balance sheet reflects an adjustment to retained earnings of $71.1 million representing the net gain on the sale of the Wireless Networking product group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERSIL CORPORATION

By:	/s/ Daniel J. Heneghan

Daniel J. Heneghan Vice President, Chief Financial Officer

Date: September 12, 2003

EXHIBIT INDEX

Number	Exhibit
2.01	Asset Purchase Agreement between Intersil Corporation and GlobespanVirata, Inc., dated July 15, 2003 (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K/A filed by GlobespanVirata, Inc. on July 28, 2003).

99.01	Press Release dated August 28, 2003.